Exhibit 5

                           Graham, Curtin & Sheridan,
                           A Professional Association
                              4 Headquarters Plaza
                                  P.O. Box 1991
                        Morristown, New Jersey 07962-1991
                              Phone: (201) 292-1700
                               Fax: (201) 898-0107



                                 March 12, 1997


GlenGate Apparel, Inc.
207 Sheffield Street
Mountainside, New Jersey 07092

         Re:      Registration Statement on Form SB-2

Dear Sirs:

                  We have acted as  counsel to  GlenGate  Apparel,  Inc.,  a New
Jersey corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the sale of 1,250,000 shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). In connection with this opinion, we have examined such corporate records, certificates and other documents as we have deemed appropriate.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of New Jersey.

                  2. The Common Stock has been duly and validly authorized and legally issued.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,



                                                     GRAHAM, CURTIN & SHERIDAN
                                                     A Professional Association